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                                                                    Exhibit 11.1

                       COMPUTATION OF NET INCOME PER SHARE

                     (IN MILLIONS, EXCEPT SHARE INFORMATION)


                                                   For the Year Ended        For the Year Ended        For the Year Ended
                                                   December 31, 2004         December 31, 2003          December 31, 2002
                                                ------------------------  ------------------------  ------------------------
                                                   Basic       Diluted       Basic       Diluted       Basic       Diluted
                                                -----------  -----------  -----------  -----------  -----------  -----------
Income before cumulative effect of a change in
 accounting principle                           $     422.2  $     422.2  $     380.5  $     380.5  $     311.5  $     311.5
After-tax interest expense on convertible debt            -          9.3            -          9.0            -          7.4
                                                -----------  -----------  -----------  -----------  -----------  -----------
Income before cumulative effect of a change in
 accounting principle,
 for diluted net income per share                     422.2        431.5        380.5        389.5        311.5        318.9
Cumulative effect of a change in
 accounting principle, net of tax                         -            -            -            -       (298.5)      (298.5)
                                                -----------  -----------  -----------  -----------  -----------  -----------
Net income, for diluted net income per share    $     422.2  $     431.5  $     380.5  $     389.5  $      13.0  $      20.4
                                                ===========  ===========  ===========  ===========  ===========  ===========
Weighted average shares:
 Common shares outstanding                       68,278,858   68,278,858   66,689,757   66,689,757   65,365,218   65,365,218
 Exercise of stock options (1)                            -    1,635,349            -    1,843,755            -    1,691,921
 Exercise of warrants (2)                                 -            -            -            -            -            -
 Shares issuable upon conversion of
  convertible debt (3)                                    -    4,813,056            -    4,813,056            -    4,232,852
                                                -----------  -----------  -----------  -----------  -----------  -----------
Common and equivalent shares outstanding         68,278,858   74,727,263   66,689,757   73,346,568   65,365,218   71,289,991
                                                ===========  ===========  ===========  ===========  ===========  ===========
Per common and equivalent share:
 Income before cumulative effect
  of a change in accounting principle           $      6.18  $      5.77  $      5.71  $      5.31  $      4.77  $      4.47
 Cumulative effect of a change in
  accounting principle                                    -            -            -            -         4.57         4.18
                                                -----------  -----------  -----------  -----------  -----------  -----------
 Net income                                     $      6.18  $      5.77  $      5.71  $      5.31  $      0.20  $      0.29
                                                ===========  ===========  ===========  ===========  ===========  ===========

                                                    For the Year Ended       For the Year Ended
                                                     December 31, 2001        December 31, 2000
                                                 ------------------------  ------------------------
                                                    Basic       Diluted       Basic       Diluted
                                                 -----------  -----------  -----------  -----------
Income before cumulative effect of a change in
 accounting principle                            $      26.3  $      26.3  $     274.7  $     274.7
After-tax interest expense on convertible debt             -            -            -            -
                                                 -----------  -----------  -----------  -----------
Income before cumulative effect of a change in
 accounting principle,
 for diluted net income per share                       26.3         26.3        274.7        274.7
Cumulative effect of a change in
 accounting principle, net of tax                          -            -            -            -
                                                 -----------  -----------  -----------  -----------
Net income, for diluted net income per share     $      26.3  $      26.3  $     274.7  $     274.7
                                                 ===========  ===========  ===========  ===========
Weighted average shares:
 Common shares outstanding                        63,977,391   63,977,391   65,176,499   65,176,499
 Exercise of stock options (1)                             -    1,327,643            -      664,465
 Exercise of warrants (2)                                  -            -            -            -
 Shares issuable upon conversion of
  convertible debt (3)                                     -            -            -            -
                                                 -----------  -----------  -----------  -----------
Common and equivalent shares outstanding          63,977,391   65,305,034   65,176,499   65,840,964
                                                 ===========  ===========  ===========  ===========
Per common and equivalent share:
 Income before cumulative effect
  of a change in accounting principle            $      0.41  $      0.40  $      4.21  $      4.17
 Cumulative effect of a change in
  accounting principle                                     -            -            -            -
                                                 -----------  -----------  -----------  -----------
 Net income                                      $      0.41  $      0.40  $      4.21  $      4.17
                                                 ===========  ===========  ===========  ===========


-------------

(1) Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) Amount represents the number of common shares issued assuming the conversion of convertible debt outstanding.